UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Effective February 13, 2009, RadiSys Corporation (the “Company”) amended its Loan and Security Agreement with Silicon Valley Bank (“SVB”) dated August 7, 2008 (as amended, the “Agreement”), by entering into the Second Amendment and Limited Waiver to Loan and Security Agreement between the Company and SVB (the “Second Amendment”) and the Third Amendment to Loan and Security Agreement between the Company and SVB (the “Third Amendment”), each dated February 13, 2009. All capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement.

A.	Second Amendment.

As of December 31, 2008, no amounts were outstanding under the Agreement. Pursuant to the Second Amendment, SVB agreed to waive a technical financing covenant default that existed as of December 31, 2008 and to amend the definition of “EBITDA” in the Agreement to exclude an impairment charge on goodwill, which was required by Statement of Financial Accounting Standards No. 142 fair value testing for the fiscal quarter ending December 31, 2008.

B.	Third Amendment.

Pursuant to the Agreement, as part of the Revolving Line, the Company may enter into foreign exchange contracts with SVB, under which the Company commits to purchase from, or sell to, SVB a specific amount of foreign currency. The Third Amendment permits the Company’s Subsidiaries as well as the Company to enter into such foreign exchange contracts with SVB and expands the events of default under the Agreement to include a default under, or a breach of, any foreign exchange contract between any of the Company’s Subsidiaries and SVB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Date: February 20, 2009	By:	/s/ Brian Bronson
Brian Bronson
Chief Financial Officer